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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 20, 2001

SEEBEYOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-30207	95-4249153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

404 E. Huntington Drive, Monrovia, CA (Address of principal executive offices)	91016 (Zip code)

Registrant's telephone number, including area code: (626) 471-6000

Item 5. Other Events.

    On December 19, 2001, SeeBeyond Technology Corporation (the "Registrant") sold an aggregate of 2,574,298 shares of the Registrant's common stock to Acqua Wellington Private Placement Fund, Ltd. and Acqua Wellington Opportunity I Limited for an aggregate cash amount of approximately $15,000,000. The shares were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the transaction, the Registrant has agreed to register the shares sold in this transaction for resale under the Securities Act.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEBEYOND TECHNOLOGY CORPORATION
By:	/s/ BARRY J. PLAGA Barry J. Plaga Senior Vice President and Chief Financial Officer

Dated: December 20, 2001

INDEX TO EXHIBITS

Exhibit Number	Description
10.22	Purchase Agreement, dated December 19, 2001, by and between the Registrant and Acqua Wellington Private Placement Fund, Ltd.
10.23	Purchase Agreement, dated December 19, 2001, by and between the Registrant and Acqua Wellington Opportunity I Limited.
10.24	Registration Rights Agreement, dated December 19, 2001, by and between the Registrant and Acqua Wellington Private Placement Fund, Ltd.
10.25	Registration Rights Agreement, dated December 19, 2001, by and between the Registrant and Acqua Wellington Opportunity I Limited
99.1	Press Release, dated December 20, 2001, entitled "SeeBeyond Raises $15 Million in Common Equity."

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FORM 8-K
Item 5. Other Events.
SIGNATURES
INDEX TO EXHIBITS